UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2014

ONCOGENEX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	033-80623	95-4343413
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1522 217th Place S.E. Bothell, Washington	98021
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 487-9500

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On August 7, 2014, OncoGenex Pharmaceuticals, Inc. (the “Company”) issued a press release announcing its financial results for the second quarter of 2014. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 2.02 of this Form 8-K and Exhibit 99.1 attached hereto is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 6, 2014, the Company’s board of directors appointed John Bencich as the Company’s Vice President and Chief Financial Officer, effective August 11, 2014. In such capacity, Mr. Bencich will also serve as the Company’s principal financial officer and principal accounting officer.

Mr. Bencich, 37, was previously the Chief Financial Officer of Integrated Diagnostics Inc., a molecular diagnostics company, from September 2012 to August 2014. Prior to joining Integrated Diagnostics, he served as the Chief Financial Officer of Allozyne, Inc., a biopharmaceutical company, from July 2011 to August 2012. Mr. Bencich was an independent consultant from November 2010 until joining Allozyne in July 2011, and served as the Vice President, Chief Financial Officer and Treasurer of Trubion Pharmaceuticals, Inc., a biotechnology company, from November 2009 until its acquisition by Emergent BioSolutions Inc. in October 2010. Mr. Bencich also served as Trubion’s Senior Director of Finance and Accounting from May 2007 through November 2009. Mr. Bencich has also served as the Director of Finance and Corporate Controller at Onyx Software Corporation and as a manager at Ernst & Young LLP. Mr. Bencich received a B.A. in accountancy from the University of San Diego and an M.B.A. from Seattle University. Mr. Bencich received his Certified Public Accountant Certification from the State of Washington and currently holds an active license.

In connection with Mr. Bencich’s appointment as Chief Financial Officer, the Company entered into an employment agreement with him pursuant to which the Company has agreed to pay Mr. Bencich an annual base salary of $300,000. Mr. Bencich is also eligible to earn an annual bonus of up to an additional 30% of his annual base salary, of which 100% will be based on the satisfactory completion of certain corporate milestones. Mr. Bencich is also eligible to receive a one-time signing bonus of $20,000 payable on the first regular payroll date after August 11, 2014. During Mr. Bencich’s employment, he is eligible to participate in the Company’s equity compensation plans and employee benefit plans available to other employees of the Company. In connection with his appointment, he will receive options to purchase 40,000 shares of the Company’s common stock and 20,000 restricted stock units. The stock options will vest monthly over four years and the restricted stock units will vest annually over four years, each subject to Mr. Bencich’s continued employment.

Upon termination, the Company has agreed to pay Mr. Bencich (i) all unpaid salary and vacation accrued through the termination date, (ii) any accrued, unpaid bonuses for any fiscal year ended prior to the termination date and (iii) any unreimbursed business expenses. Additionally, if Mr. Bencich’s employment is involuntary terminated (as defined in his employment agreement), the Company has agreed to pay him a lump sum payment in an amount equal to nine months of his then-current annual base salary and to continue paying his monthly health insurance premiums for nine months, subject to certain limitations. The Company will also accelerate the vesting of Mr. Bencich’s then outstanding equity compensation awards that would have time-vested over a 9-month period had he continued to provide services to the Company. To receive the foregoing benefits, Mr. Bencich must enter into and not revoke a release agreement with the Company.

Additionally, if Mr. Bencich is involuntarily terminated (as defined in the employment agreement) in connection with a change of control of the Company or within three months before or 12 months after a change of control of the Company, then he will be entitled to (i) a lump sum payment in an amount equal to 12 months of his then annual base compensation plus an amount equal to 12 months of his average monthly bonus (calculated as provided for in the employment agreement), (ii) continued payment by the Company of his health insurance premiums for twelve months, subject to certain limitations, and (iii) immediate vesting of all of his then outstanding unvested equity awards.

Under his employment agreement, Mr. Bencich agreed to standard non-solicitation, non-compete and non-disparagement provisions, and the Company agreed to indemnify Mr. Bencich to the maximum extent permitted by applicable law and the Company’s governance documents with respect to his service to the Company.

A copy of the employment agreement between the Company and Mr. Bencich is attached hereto as Exhibit 10.1. A copy of the press release announcing Mr. Bencich’s appointment is attached hereto as Exhibit 99.2.

There is no arrangement or understanding with any person pursuant to which Mr. Bencich was appointed as Vice President and Chief Financial Officer, and there are no family relationships between Mr. Bencich and any director or executive officer of the Company. Additionally, there are no transactions between Mr. Bencich and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Employment Agreement between OncoGenex Pharmaceuticals, Inc. and John Bencich

99.1	Press release of OncoGenex Pharmaceuticals, Inc. announcing second quarter 2014 financial results, dated August 7, 2014

99.2	Press release of OncoGenex Pharmaceuticals, Inc. announcing the appointment of a Chief Financial Officer, dated August 7, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ONCOGENEX PHARMACEUTICALS, INC.

Date: August 7, 2014	/s/ Scott Cormack
Scott Cormack
President, Chief Executive Officer and Principal Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement between OncoGenex Pharmaceuticals, Inc. and John Bencich

99.1	Press release of OncoGenex Pharmaceuticals, Inc. dated August 7, 2014

99.2	Press release of OncoGenex Pharmaceuticals, Inc. announcing the appointment of a Chief Financial Officer, dated August 7, 2014